UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) December 10, 2018
NORTHROP GRUMMAN CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	1-16411 (Commission File Number)	80-0640649 (IRS Employer Identification Number)

2980 Fairview Park Drive, Falls Church, VA 22042
(Address of principal executive offices)(Zip Code)

(703) 280-2900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01 Regulation FD.

On December 10, 2018, Northrop Grumman Corporation (the “Company”) announced a change to the Company’s method of accounting for actuarial gains and losses relating to its pension and other post-retirement benefit (“OPEB”) plans to a more preferable method under U.S. GAAP. A copy of the press release entitled “Northrop Grumman Announces Change in Pension Accounting” is furnished as Exhibit 99.1 and incorporated by reference herein. Beginning with December 31, 2018 results, the Company will adopt the mark-to-market method of accounting and recognize pension and OPEB actuarial gains and losses, largely related to changes in discount rates and differences between expected and actual plan asset returns, in the year they are incurred rather than amortizing them over time. This accounting change will have no effect on the Company’s cash flows, pension funding requirements or benefits received by participants of the pension and OPEB plans. It is expected to impact pre-tax earnings as described in the press release. The Company will provide recast prior period financial statements reflecting the effects of this change when it reports its fourth quarter and full year 2018 results.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release ("Northrop Grumman Announces Change in Pension Accounting"), dated December 10, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION
(Registrant)

By:	/s/ Jennifer C. McGarey
(Signature) Jennifer C. McGarey Corporate Vice President and Secretary

Date: December 10, 2018